Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CORPORATE OFFICE PROPERTIES, L.P.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Corporate Office Properties L.P.’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 12, 2016